     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2000

                                                      REGISTRATION NO. 333-40746
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 GRAFTECH INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3629                            34-1906664
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                              11709 MADISON AVENUE
                              LAKEWOOD, OHIO 44107
                                 (216) 529-3777
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JOHN J. WETULA

                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                 GRAFTECH INC.
                              11709 MADISON AVENUE
                              LAKEWOOD, OHIO 44107
                                 (216) 529-3777
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

     M. RIDGWAY BARKER, ESQ.            KAREN G. NARWOLD, ESQ.           WILLIAM J. WHELAN III, ESQ.
    KELLEY DRYE & WARREN LLP             GENERAL COUNSEL, VICE             CRAVATH, SWAINE & MOORE
       TWO STAMFORD PLAZA               PRESIDENT AND SECRETARY                WORLDWIDE PLAZA
      281 TRESSER BOULEVARD                  GRAFTECH INC.                    825 EIGHTH AVENUE
   STAMFORD, CONNECTICUT 06901           3102 WEST END AVENUE             NEW YORK, NEW YORK 10019
         (203) 324-1400                       SUITE 1100                       (212) 474-1000
                                      NASHVILLE, TENNESSEE 37203
                                            (615) 760-8227

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


[Explanatory note: this filing is being made solely for the purpose of refiling an exhibit to the registration statement. No changes have been made to the prospectus since the most recent filing.]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fee........................................  $   28,690
NASD filing fee.............................................      11,368
Nasdaq National Market listing fee..........................       1,000
Printing and engraving expenses.............................     300,000
Legal fees and expenses.....................................     800,000
Accounting fees and expenses................................     400,000
Blue Sky fees and expenses (including legal fees)...........      10,000
Transfer agent and registrar fees and expenses..............      10,000
Miscellaneous...............................................     438,942
                                                              ----------
          Total.............................................  $2,000,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are incorporated under the laws of the State of Delaware. Section 145 ("SECTION 145") of the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), inter alia, provides that a Delaware corporation may indemnify any person who was or is threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

     Section 145 further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him in any such capacity, whether or not such corporation would otherwise have the power to indemnify him under Section 145.

     As permitted by Section 102(b)(7) of the General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders,

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the General Corporation Law regarding unlawful dividends and stock purchases, or

     - for any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide that:

     - we must indemnify our directors and officers to the fullest extent permitted by Delaware law,

     - we may indemnify our other employees and agents to the same extent that we are required to indemnify our officers and directors, unless otherwise determined by our Board of Directors, and

     - we must advance expenses, as incurred, to our directors and officers in connection with any legal proceeding to the fullest extent permitted by Delaware law.

     As a majority-owned subsidiary of UCAR, our directors, officers and some key employees will be covered by UCAR's directors' and officers' insurance policy which provides coverage for directors and officers of UCAR and its subsidiaries against various claims, losses and liabilities, including liabilities arising under securities laws. The policy will cover up to $75 million in claims, losses and expenses, including those of our directors, officers and employees. We will pay a portion of the premium for this policy. In addition, pursuant to a stockholder's agreement between us and UCAR, we have agreed to indemnify UCAR against liabilities under the Securities Act, or contribute to payments which UCAR may be required to make in that respect.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since our incorporation in August 1999, we have issued 29,850,000 shares (as adjusted for our recent split) of our common stock that were not registered under the Securities Act in consideration of the net assets of UCAR related to UCAR's worldwide natural, acid-treated and flexible graphite business which we received from UCAR. Such issuance was exempt from registration under the Securities Act pursuant to Section 4(2) because it was a transaction by an issuer that did not involve a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

 EXHIBIT
   NO.                               DESCRIPTION
 -------                             -----------
   1.1*      Form of Underwriting Agreement among Credit Suisse First
             Boston Corporation, Bear, Stearns & Co. Inc., J.P. Morgan
             Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
             Incorporated, as representatives of the several
             Underwriters, UCAR International Inc., UCAR Carbon Company
             Inc. and Graftech Inc.
   3.1*      Amended and Restated Certificate of Incorporation of
             Graftech Inc.
   3.2*      Amended and Restated Bylaws of Graftech Inc.
   5.1*      Opinion of Kelley Drye & Warren LLP (including the consent of such firm) as to the validity of the securities being
             offered.
  10.1*      Transfer Agreement, dated as of January 1, 2000, between
             UCAR Carbon Company Inc. and Graftech Inc.
  10.1.1*    Amendment No. 1 to Transfer Agreement between UCAR Carbon
             Company Inc. and Graftech Inc.
  10.1.2*    Amendment No. 2 to Transfer Agreement between UCAR Carbon
             Company Inc. and Graftech Inc.
  10.2*      Corporate Services Agreement, dated as of January 1, 2000, between UCAR Carbon Company Inc. and Graftech Inc.
  10.2.1*    Amendment No. 1 to Corporate Services Agreement between UCAR
             Carbon Company Inc. and Graftech Inc.
  10.3*      Tax Sharing Agreement, dated as of February 16, 2000,
             between UCAR Carbon Company Inc. and Graftech Inc.

 EXHIBIT
   NO.                               DESCRIPTION
 -------                             -----------
  10.4*      Lease Agreement, dated as of January 1, 2000, between UCAR
             Carbon Company Inc. and Graftech Inc.
  10.5*      Intellectual Property Transfer Agreement, dated as of
             December 28, 1999, between UCAR Carbon Technology
             Corporation and Graftech Inc.
  10.6**     Collaboration Agreement, dated May 3, 1999, between Ballard
             Power Systems Inc. and UCAR Carbon Company Inc.
  10.7**     Supply Agreement, dated as of August 5, 1999, between
             Ballard Power Systems Inc. and UCAR Carbon Company Inc.
  10.8*      Employee Equity Incentive Plan of Graftech Inc.
  10.8.1*    Amendment No. 1 to Employee Equity Incentive Plan of
             Graftech Inc.
  10.9*      Outside Director Equity Incentive Plan of Graftech Inc.
  10.9.1*    Amendment No. 1 to Outside Director Equity Incentive Plan of
             Graftech Inc.
  10.10*     Management Incentive Plan of Graftech Inc.
  10.11*     Form of Employment Agreement between John J. Wetula and
             Graftech Inc.
  10.12*     Form of Severance Compensation Agreement of Graftech Inc.
  10.12.1*   Form of Amendment No. 1 to form of Severance Compensation
             Agreement of Graftech Inc.
  10.13*     Form of Stockholder's Agreement between UCAR International
             Inc. and Graftech Inc.
  10.13.1*   Form of Amendment No. 1 to form of Stockholder's Agreement between UCAR International Inc. and Graftech Inc.
  10.13.2*   Form of Amendment No. 1 to form of Stockholder's Agreement between UCAR International and Graftech Inc.
  10.14***   Memorandum of Understanding, dated April 12, 2000, between
             Mazarin Mining Corporation Inc. and Graftech Inc.
  10.15*     Form of Non-Qualified Stock Option Agreement for Employee
             Equity Incentive Plan.
  10.16*     Form of Non-Qualified Stock Option Agreement for Outside
             Director Equity Incentive Plan.
  10.17*     Assignment Agreement dated May 26, 2000 between UCAR Carbon
             Company Inc. and Graftech Inc. relating to equity investment in share capital of Mazarin Mining Corporation Inc.
  23.1*      Consent of Kelley Drye & Warren LLP (included in Exhibit
             5.1).
  23.2*      Consent of KPMG LLP.
  23.3*      Consent of Ballard Power Systems Inc.
  23.4*      Consent of Charles J. Queenan, Jr.
  23.5*      Consent of Harold A. Poling.
  24.1*      Power of Attorney (on the signature page).
  27.1*      Financial Data Schedule (Annual).
  27.2*      Financial Data Schedule (Quarterly).


---------------
  * Previously filed.


 ** Previously filed with information omitted. Confidential information has been requested as to certain portions, and the omitted portions have been separately filed.



*** Filed herewith with information omitted. Confidential treatment has been requested as to certain portions, and the omitted portions have been separately filed.

     (b) FINANCIAL STATEMENT SCHEDULES

     All financial statement schedules have been omitted because they are not required or applicable or because the information is included in the Financial Statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 1st day of August, 2000.


                                          Graftech Inc.

                                          By:                  *
                                            ------------------------------------
                                              John J. Wetula
                                              Chief Executive Officer and
                                              President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                    SIGNATURES                                     TITLE                      DATE
                    ----------                                     -----                      ----
                         *                           Chairman of the Board and Director  August 1, 2000
---------------------------------------------------
                Gilbert E. Playford

                         *                           Chief Executive Officer, President  August 1, 2000
---------------------------------------------------    and Director (Principal
                  John J. Wetula                       Executive Officer)

                         *                           Chief Financial Officer and Vice    August 1, 2000
---------------------------------------------------    President (Principal Financial
                    Scott Mason                        and Accounting Officer)

                         *                           Director                            August 1, 2000
---------------------------------------------------
                     John Hall

                         *                           Director                            August 1, 2000
---------------------------------------------------
                   Michael Nahl


*By:       /s/ WILLIAM P'POOL
     ---------------------------------
     William P'Pool,
     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
10.14*    Memorandum of Understanding, dated April 12, 2000, between
          Mazarin Mining Corporation Inc. and Graftech Inc.


---------------

* Filed herewith with information omitted. Confidential treatment has been requested as to certain portions, and the omitted portions have been separately filed.